                                                                     EXHIBIT 4.3

                                                                  CONFORMED COPY


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


         AMENDMENT dated as of December 23, 1998 to the Amended and Restated Credit Agreement dated as of November 28, 1997 ( the "CREDIT AGREEMENT") among VALERO ENERGY CORPORATION (the "BORROWER"), the BANKS party thereto (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT") and Bank of Montreal, as Syndication Agent and Issuing Bank. The parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         SECTION 2. Amendment of Section 6.08. Section 6.08 of the Credit Agreement is amended to read as follows:

                  SECTION 6.08. Debt. Consolidated Debt of the Borrower will at no time exceed 50% of the sum of Consolidated Debt of the Borrower plus the Consolidated Net Worth of the Borrower plus the involuntary liquidation value of outstanding shares of redeemable preferred stock of the Borrower.

         SECTION 3. Year 2000. The following new Section 5.13 is added at the end of Article 5 of the Credit Agreement.

                  SECTION 5.13. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all material areas of the business operations of it and its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan substantially in accordance with such timetable. The Borrower reasonably believes that all computer applications (including those of suppliers and vendors material to the operations of the Borrower and its Subsidiaries) that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 4. Increase of Interest Rates. The Pricing Schedule attached to the Credit Agreement (the "EXISTING PRICING SCHEDULE") is deleted and replaced by the Pricing Schedule attached to this Amendment (the "NEW PRICING SCHEDULE"). The New Pricing Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the date hereof. The Existing Pricing Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the date hereof.

         SECTION 5. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

         SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 8. Effectiveness. This Amendment shall become effective on the date when the following conditions are met (the "AMENDMENT EFFECTIVE DATE"):

                  (a) the Administrative Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

                  (b) the Administrative Agent shall have received an amendment fee for the account of each Bank that has delivered to the Administrative Agent on or before the close of business (New York City time) on December 21, 1998 a counterpart hereof signed by such Bank or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof, such fee in an amount equal to .05% of such Bank's Commitment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        VALERO ENERGY CORPORATION

                                        By /s/ John D. Gibbons
                                           -----------------------------------
                                           Title: Chief Financial Officer and
                                                  Treasurer

                                        MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK

                                        By /s/ Stacey Haimes
                                           -----------------------------------
                                           Title: Vice President

                                        BANK OF MONTREAL

                                        By /s/ Mary Lee Latta
                                           -----------------------------------
                                           Title: Director

                                        BANK OF TOKYO-MITSUBISHI,
                                          LTD.

                                        By /s/ I. Otani
                                           -----------------------------------
                                           Title: Deputy General Manager

                                        BANKBOSTON, N.A.

                                        By /s/ Terrence Ronan
                                           -----------------------------------
                                           Title: Director

                                        BANQUE NATIONALE DE
                                          PARIS, HOUSTON AGENCY

                                        By /s/ Henry F. Setina
                                           -----------------------------------
                                           Title: Vice President

                                        BHF-BANK
                                          AKTIENGESELLSCHAFT

                                        By /s/ John Sykes
                                           -----------------------------------
                                           Title: Vice President

                                        By /s/ Peter Leibman
                                           -----------------------------------
                                           Title: Assistant Treasurer

                                        CIBC INC.

                                        By /s/ Michael A.G. Corkum
                                           -----------------------------------
                                           Title: Authorized Signatory

                                        CREDIT LYONNAIS NEW YORK
                                           BRANCH


                                        By /s/ Phillippe Soustra
                                           -----------------------------------
                                           Title: Senior Vice President

                                        THE FIRST NATIONAL BANK OF
                                           CHICAGO

                                        By /s/ Dixon P. Schultz
                                           -----------------------------------
                                           Title: First Vice President

                                        THE FUJI BANK, LIMITED

                                        By /s/ Raymond Ventura
                                           -----------------------------------
                                           Title: Vice President & Manager

                                        ROYAL BANK OF CANADA

                                        By /s/ Gil J. Benard
                                           -----------------------------------
                                           Title: Senior Manager

                                        SOCIETE GENERALE

                                        By /s/ Richard A. Gould
                                           -----------------------------------
                                           Title: Director

                                        TORONTO DOMINION (TEXAS),
                                           INC.

                                        By /s/ Alva J. Jones
                                           -----------------------------------
                                           Title: Vice President

                                        BARCLAYS BANK PLC

                                        By /s/ J. Onischuk
                                           -----------------------------------
                                           Title: Associate Director

                                        CHRISTIANIA BANK, NEW YORK
                                           BRANCH

                                        By /s/ William S. Phillips
                                           -----------------------------------
                                           Title: First Vice President

                                        By /s/ Peter M. Dodge
                                           -----------------------------------
                                           Title: Senior Vice President

                                        DEN NORSKE BANK ASA

                                        By /s/ Byron L. Cooley
                                           -----------------------------------
                                           Title: Senior Vice President

                                        By /s/ Charles E. Hall
                                           -----------------------------------
                                           Title: Senior Vice President

                                        GUARANTY FEDERAL BANK,
                                           F.S.B.

                                        By /s/ Jim R. Hamilton
                                           -----------------------------------
                                           Title: Vice President

                                        THE INDUSTRIAL BANK OF
                                           JAPAN, LIMITED, NEW YORK
                                           BRANCH

                                        By /s/ Kazutoshi Kuwahara
                                           -----------------------------------
                                           Title: Executive Vice President,
                                           Houston Office

                                        THE BANK OF NOVA SCOTIA

                                        By /s/ F. C. H. Ashby
                                           -----------------------------------
                                           Title: Senior Manager, Loan
                                           Operations

                                        CREDIT AGRICOLE INDOSUEZ

                                        By /s/ David Bouhl
                                           -----------------------------------
                                           Title: First Vice President, Head
                                           of Corporate Banking Chicago

                                        By /s/ Katherine L. Abbott
                                           -----------------------------------
                                           Title: First Vice President

                                        THE DAI-ICHI KANGYO BANK,
                                           LTD.

                                        By /s/ Matthew G. Murphy
                                           -----------------------------------
                                           Title: Vice President

                                        THE FROST NATIONAL BANK

                                        By /s/ Jim Crosby
                                           -----------------------------------
                                           Title: Senior Vice President


                                        MELLON BANK, N.A.

                                        By /s/ Roger E. Howard
                                           -----------------------------------
                                           Title: Vice President

                                        THE SANWA BANK, LIMITED

                                        By /s/ Takuro Ojima
                                           -----------------------------------
                                           Title: Assistant Vice President

                                        UBS AG, STAMFORD BRANCH

                                        By /s/ M.C. Hansen
                                           -----------------------------------
                                           Title: Associate Director

                                        By /s/ Robert W. Casey Jr.
                                           -----------------------------------
                                           Title: Executive Director

                                PRICING SCHEDULE


The "EURO-DOLLAR MARGIN", "FACILITY FEE RATE" and "LETTER OF CREDIT RATE" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

Status                          Level I       Level II      Level III       Level IV       Level V
Euro-Dollar                     0.360%         0.390%         0.600%         0.750%         1.125%
Margin

Facility Fee                    0.090%         0.110%         0.150%         0.250%         0.375%
Rate

Letter of Credit
Rate

Performance                    0.1800%        0.1950%        0.3000%        0.3750%        0.5625%

Financial                       0.360%         0.390%         0.600%         0.750%         1.125%



         For purposes of this Schedule, the following terms have the following meanings (subject to the last paragraph of this Schedule):

         "LEVEL I STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated at least BBB+ by S&P or at least Baa1 by Moody's.

         "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB by S&P or at least Baa2 by Moody's and (ii) Level I Status does not exist.

         "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB- by S&P or at least Baa3 by Moody's and (ii) neither Level I Status nor Level II Status exists.

         "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BB+ by S&P and at least Ba1 by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

         "LEVEL V STATUS" exists at any date if, at such date, no other Status exists.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

         So long as the Borrower is rated at least BB- by S&P and at least Ba3 by Moody's, if the Borrower is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., BBB/Baa3 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., BBB-/Ba1 results in Level III Status, as does BBB/Ba2).